Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations:
Jeff Priester
332-242-4370
investorrelations@carrols.com

Carrols Restaurant Group, Inc. Reports Financial Results for the Second Quarter 2023
Record quarterly revenue of $485.2 million, including comparable restaurant sales growth of 10.5%
Top-line strength helped deliver another quarter of improved profitability

SYRACUSE, N.Y. – (GLOBE NEWSWIRE) – August 10, 2023 – Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (Nasdaq: TAST), the largest BURGER KING® franchisee in the United States, today reported its financial results for the second quarter ended July 2, 2023.
Highlights for the Second Quarter of 2023 versus the Second Quarter of 2022 include:
•Total restaurant sales increased 9.8% to $485.2 million in the second quarter of 2023 compared to $441.9 million in the second quarter of 2022;
•Comparable restaurant sales for the Company’s Burger King® restaurants increased 10.4%;
•Comparable restaurant sales for the Company’s Popeyes® restaurants increased 11.6%;
•Adjusted EBITDA(1) totaled $44.3 million compared to $15.1 million in the prior year quarter;
•Adjusted Restaurant-Level EBITDA(1) totaled $67.8 million compared to $34.6 million in the prior year quarter;
•Net Income was $15.0 million, or $0.23 per diluted share, compared to a Net Loss of $26.5 million, or $0.52 per diluted share, in the prior year quarter;
•Adjusted Net Income(1) was $17.0 million, or $0.27 per diluted share, compared to Adjusted Net Loss of $8.9 million, or $0.18 per diluted share, in the prior year quarter; and
•Free Cash Flow(2) of $37.9 million compared to negative Free Cash Flow of $(5.7) million in the prior year quarter.

Management Commentary

Deborah Derby, President and Chief Executive Officer of Carrols, commented, “We had one of the best quarters in the Company’s 63-year history, as we achieved $485.2 million of restaurant sales; delivered Adjusted EBITDA of $44.3 million; generated free cash flow of $37.9 million; and reduced our net leverage ratio to 3.6 times. I’m also pleased to report that our Burger King restaurants are well on their way to achieving the highest possible operator rating as defined by our franchisor, which is a direct testament to the outstanding efforts of our field teams.”

Derby continued, “As we look ahead, we believe the combination of the work we have done to enhance the guest experience and the benefits from Burger King’s Royal Reset and Reclaim the Flame initiatives will continue to positively impact our traffic. Our top priorities remain fortifying our balance sheet, reducing our net debt, and staying the course on organic growth.”

Second Quarter 2023 Financial Results

Total restaurant sales were $485.2 million in the second quarter of 2023 compared to $441.9 million in the second quarter of 2022, both of which were 13-week periods.

Comparable restaurant sales for the Company’s Burger King restaurants increased 10.4% compared to a 2.8% increase in the prior year quarter.

Comparable restaurant sales for the Company’s Popeyes restaurants, which represented 5.0% of total restaurant sales in the second quarter of 2023, increased 11.6% compared to a 2.0% increase in the second quarter of 2022.

Adjusted Restaurant-Level EBITDA(1) was $67.8 million in the second quarter of 2023 compared to $34.6 million in the prior year period. Adjusted Restaurant-Level EBITDA margin improved to 14.0% of restaurant sales from 7.8% in the second quarter of 2022, primarily due to increased leverage from a higher average check.

General and administrative expenses increased to $24.6 million in the second quarter of 2023 from $20.8 million in the prior year period, including stock compensation expense of $1.0 million and $0.9 million, respectively. The increase in the second quarter of 2023 was primarily due to incentive compensation accruals which were absent in the prior year period.

Adjusted EBITDA(1) was $44.3 million in the second quarter of 2023 compared to $15.1 million in the second quarter of 2022. Due to the factors discussed above, Adjusted EBITDA margin increased to 9.1% of restaurant sales from 3.4% in the second quarter of 2022.

Income from operations was $23.2 million in the second quarter of 2023 compared to loss from operations of $25.0 million in the prior year quarter.

Interest expense increased to $7.7 million in the second quarter of 2023 from $7.6 million in the second quarter of 2022.

Net Income was $15.0 million in the second quarter of 2023, or $0.23 per diluted share, compared to a Net Loss of $26.5 million, or $0.52 per diluted share, in the prior year quarter. Net Income in the second quarter of 2023 included $2.7 million in impairment and other lease charges, $0.1 million in executive transition, litigation and other professional expenses, $1.3 million in other income and a $0.9 million decrease in the valuation allowance for deferred taxes. Among other items, Net Loss in the second quarter of 2022 included $18.2 million in impairment and other lease charges, $0.4 million in executive recruiting, litigation and other professional expenses and a $3.3 million increase in the valuation allowance for deferred taxes.

Adjusted Net Income(1) was $17.0 million in the second quarter of 2023, or $0.27 per diluted share, compared to an Adjusted Net Loss of $8.9 million, or $0.18 per diluted share, in the prior year quarter.

The Company had Free Cash Flow(2) in the second quarter of 2023 of $37.9 million compared to negative Free Cash Flow of $(5.7) million in the prior year period.

Balance Sheet Update

The Company ended the second quarter of 2023 with cash and cash equivalents of $40.9 million and long-term debt (including current portion) and finance lease liabilities of $476.8 million. There were no revolving credit borrowings outstanding and $10.5 million of letters of credit issued under the Company’s $215.0 million revolving credit facility, leaving $204.5 million of borrowing availability as of July 2, 2023. Including the cash balance, the Company had $245.4 million of available liquidity at the end of the second quarter of 2023.

Conference Call Today

Deborah M. Derby, President and Chief Executive Officer, Anthony E. Hull, Chief Financial Officer and Treasurer, and Gretta Miles, Controller and Assistant Treasurer, will host a conference call to discuss second quarter 2023 financial results at 8:30 a.m. (ET).

The conference call can be accessed live over the telephone by dialing 201-493-6779. A replay will be available three hours after the call and can be accessed by dialing 412-317-6671; the passcode is 13735443. The replay will be available until Thursday, August 24, 2023. Investors and interested parties may listen to a webcast of this conference call by visiting the Investor Relations page of the Company’s website located at www.carrols.com. The press release and related presentation slides will be accessible via the same website page prior to the scheduled call.

About the Company

Carrols is one of the largest restaurant franchisees in North America. It is the largest BURGER KING® franchisee in the United States, currently operating 1,019 BURGER KING® restaurants in 23 states as well as 62 POPEYES® restaurants in six states. Carrols has operated BURGER KING® restaurants since 1976 and POPEYES® restaurants since 2019. For more information, please visit the Company’s website at www.carrols.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols’ expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols’ filings with the Securities and Exchange Commission.

Footnotes
(1)Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Income (Loss) are non-GAAP financial measures. Refer to the definitions and reconciliation of these measures to net income (loss) or to income (loss) from operations in the tables at the end of this release.
(2)Free Cash flow is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure in the tables at the end of this release.

Carrols Restaurant Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(unaudited)
	Three Months Ended (a)		Six Months Ended (a)
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Restaurant sales	$485,223	$441,945	930,385	841,421
Costs and expenses:
Food, beverage and packaging costs	136,683	140,175	262,126	263,232
Restaurant wages and related expenses	155,269	149,315	301,593	290,935
Restaurant rent expense	32,180	31,230	64,014	62,243
Other restaurant operating expenses	73,711	69,032	142,843	134,439
Advertising expense	19,578	17,641	37,476	33,605
General and administrative expenses (b)(c)	24,588	20,827	50,328	42,844
Depreciation and amortization	18,559	20,071	37,277	39,613
Impairment and other lease charges	2,749	18,176	4,089	18,672
Other (income) expense, net (d)	(1,319)	439	(2,825)	641
Total costs and expenses	461,998	466,906	896,921	886,224
Income (loss) from operations	23,225	(24,961)	33,464	(44,803)
Interest expense	7,667	7,636	15,900	15,072
Income (loss) before income taxes	15,558	(32,597)	17,564	(59,875)
Provision (benefit) from income taxes	604	(6,121)	1,746	(12,130)
Net income (loss)	$14,954	$(26,476)	$15,818	$(47,745)

Basic and diluted net income (loss) per share (e)(f)	$0.23	$(0.52)	$0.25	$(0.94)
Basic weighted average common shares outstanding	51,535	50,795	51,479	50,634
Diluted weighted average common shares outstanding	62,124	50,795	61,773	50,634

(a)The Company uses a 52 or 53 week fiscal year that ends on the Sunday closest to December 31. The three and six months ended July 2, 2023 and July 3, 2022 each included thirteen and twenty-six weeks, respectively.
(b)General and administrative expenses include certain executive transition, litigation and other professional expenses of $0.1 million and $0.9 million for the three and six months ended July 2, 2023, respectively, and $0.4 million and $2.3 million for the three and six months ended July 3, 2022, respectively.
(c)General and administrative expenses include stock-based compensation expense of $1.0 million and $0.9 million for the three months ended July 2, 2023 and July 3, 2022, respectively and $2.1 million and $2.9 million for the six months ended July 2, 2023 and July 3, 2022, respectively.
(d)The three months ended July 2, 2023 included other income, net, of $1.3 million, which was comprised of net gains from insurance recoveries of $0.9 million, a gain of $0.4 million from a sale leaseback transaction, a gain from condemnation of a property of $0.3 million and a loss on disposal of assets of $0.3 million. The six months ended July 2, 2023 included other income, net, of $2.8 million, which was comprised of net gains from insurance recoveries of $1.8 million, a gain of $0.8 million from the derecognition of a lease financing obligation associated with a prior sale leaseback transaction, a gain of $0.4 million from a sale leaseback transaction, a gain from condemnation of a property of $0.3 million and a loss on disposal of assets of $0.5 million. The three and six months ended July 3, 2022 included other expense, net, of $0.4 million and $0.6 million, respectively, which included a loss on disposal of assets of $0.5 million and $0.8 million, respectively.
(e)In periods presented with a loss, basic net income (loss) per share was computed without attributing any loss to preferred stock and non-vested restricted shares as losses are not allocated to participating securities under the two-class method.
(f)Diluted net income (loss) per share was computed including shares issuable for convertible preferred stock and non-vested shares and stock units unless their effect would have been anti-dilutive for the periods presented.

Carrols Restaurant Group, Inc.
Supplemental Information
The following table sets forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except number of restaurants, percentages and average weekly sales per restaurant):

	(unaudited)
	Three Months Ended (a)		Six Months Ended (a)
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Revenue:
Burger King restaurant sales	$461,119	$419,758	$883,056	$797,587
Popeyes restaurant sales	24,104	22,187	47,329	43,834
Total revenue	$485,223	$441,945	$930,385	$841,421
Change in Comparable Burger King Restaurant Sales (b)	10.4%	2.8%	11.0%	2.2%
Change in Comparable Popeyes Restaurant Sales (b)	11.6%	2.0%	10.6%	2.1%

Average Weekly Sales per Burger King Restaurant (c)	$34,955	$31,506	$33,355	$29,949
Average Weekly Sales per Popeyes Restaurant (c)	$29,874	$26,257	$28,674	$25,937

Adjusted Restaurant-Level EBITDA (d)	$67,806	$34,596	$122,337	$57,056
Adjusted Restaurant-Level EBITDA margin (d)	14.0%	7.8%	13.1%	6.8%

Adjusted EBITDA (d)	$44,324	$15,108	$75,010	$19,410
Adjusted EBITDA margin (d)	9.1%	3.4%	8.1%	2.3%

Adjusted Net Income (Loss) (d)	$17,009	$(8,901)	$17,016	$(25,967)
Adjusted Diluted Net Income (Loss) per share (d)	$0.27	$(0.18)	$0.28	$(0.51)

Number of Burger King restaurants:
Restaurants at beginning of period	1,019	1,026	1,022	1,026
New restaurants (including offsets)	—	1	—	3
Restaurants closed (including offsets)	—	(4)	(3)	(6)
Restaurants at end of period	1,019	1,023	1,019	1,023
Average number of operating Burger King restaurants	1,014.7	1,024.9	1,018.3	1,024.3

Number of Popeyes restaurants:
Restaurants at beginning of period	65	65	65	65
Restaurants closed (including offsets)	(3)	—	(3)	—
Restaurants at end of period	62	65	62	65
Average number of operating Popeyes restaurants	62.1	65.0	63.5	65.0
(a)The Company uses a 52 or 53 week fiscal year that ends on the Sunday closest to December 31. The three and six months ended July 2, 2023 and July 3, 2022 each included thirteen and twenty-six weeks, respectively.
(b)Restaurants are generally included in comparable restaurant sales 12 months after their acquisition. Sales from newly developed restaurants are included in comparable restaurant sales after they have been open for 15 months. The calculation of changes in comparable restaurant sales is based on a comparison to the comparable thirteen or twenty-six week period 52-weeks prior.
(c)Average weekly sales per restaurant are derived by dividing restaurant sales for the thirteen or twenty-six week period by the average number of restaurants operating during such period.
(d)EBITDA, Adjusted Restaurant-Level EBITDA, Adjusted Restaurant-Level EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss) and Adjusted Diluted Net Income (Loss) per share are non-GAAP financial measures and may not necessarily be comparable to other similarly titled captions of other companies due to differences in methods of calculation. Refer to the Company’s reconciliation of net income (loss) to EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and to the Company’s reconciliation of income (loss) from operations to Adjusted Restaurant-Level EBITDA for further detail. Both Adjusted EBITDA margin and Adjusted Restaurant-Level EBITDA margin are calculated as a percentage of restaurant sales. Adjusted Diluted Net Income (Loss) per share is calculated based on Adjusted Net Income (Loss) and reflects the dilutive impact of shares, where applicable.

Carrols Restaurant Group, Inc.
Reconciliation of Non-GAAP Measures
(In thousands)

	(unaudited)
	Three Months Ended (a)		Six Months Ended (a)
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Reconciliation of EBITDA and Adjusted EBITDA: (b)
Net income (loss)	$14,954	$(26,476)	$15,818	$(47,745)
Provision (benefit) from income taxes	604	(6,121)	1,746	(12,130)
Interest expense	7,667	7,636	15,900	15,072
Depreciation and amortization	18,559	20,071	37,277	39,613
EBITDA	41,784	(4,890)	70,741	(5,190)
Impairment and other lease charges	2,749	18,176	4,089	18,672
Stock-based compensation expense	1,002	936	2,099	2,877
Pre-opening costs (c)	4	44	4	89
Executive transition, litigation and other professional expenses (d)	104	403	902	2,321
Other (income) expense, net (e)(f)	(1,319)	439	(2,825)	641
Adjusted EBITDA	$44,324	$15,108	$75,010	$19,410

Reconciliation of Adjusted Restaurant-Level EBITDA: (b)
Income (loss) from operations	$23,225	$(24,961)	$33,464	$(44,803)
Add:
General and administrative expenses	24,588	20,827	50,328	42,844
Pre-opening costs (c)	4	44	4	89
Depreciation and amortization	18,559	20,071	37,277	39,613
Impairment and other lease charges	2,749	18,176	4,089	18,672
Other (income) expense, net (e)(f)	(1,319)	439	(2,825)	641
Adjusted Restaurant-Level EBITDA	$67,806	$34,596	$122,337	$57,056

Reconciliation of Adjusted Net Income (Loss): (b)
Net income (loss)	$14,954	$(26,476)	$15,818	$(47,745)
Add:
Impairment and other lease charges	2,749	18,176	4,089	18,672
Pre-opening costs (c)	4	44	4	89
Executive transition, litigation and other professional expenses (d)	104	403	902	2,321
Other (income) expense, net (e)(f)	(1,319)	439	(2,825)	641
Income tax effect on above adjustments (g)	(385)	(4,766)	(543)	(5,431)
Change in valuation allowance for deferred taxes (h)	902	3,279	(429)	5,486
Adjusted Net Income (Loss)	$17,009	$(8,901)	$17,016	$(25,967)
Adjusted diluted net income (loss) per share (i)	$0.27	$(0.18)	$0.28	$(0.51)
Diluted weighted average common shares outstanding	62,124	50,795	61,773	50,634
(a)The Company uses a 52 or 53 week fiscal year that ends the Sunday closest to December 31. The three and six months ended July 2, 2023 and July 3, 2022 each included thirteen and twenty-six weeks, respectively.
(b)Within this press release, we make reference to EBITDA, Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Income (Loss) which are non-GAAP financial measures. EBITDA represents net income (loss) before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted to exclude impairment and other lease charges, stock-based compensation expense, restaurant pre-opening costs, executive transition, non-recurring litigation and other professional expenses, and other (income) expense, net. Adjusted Restaurant-Level EBITDA represents income (loss) from operations as adjusted to exclude general and administrative expenses, pre-opening costs, depreciation and amortization, impairment and other lease charges and other (income) expense, net. Adjusted Net Income (Loss) represents net income (loss) as adjusted, net of tax, to exclude impairment and other lease charges, restaurant pre-opening costs, executive transition, non-recurring litigation and other professional expenses, other (income) expense, net, and deferred tax valuation allowance changes.
Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Income (Loss) are presented because the Company believes that they provide a more meaningful comparison than EBITDA and net income (loss) of its core business operating results, as well as with those of other similar companies. Additionally, Adjusted Restaurant-Level EBITDA is presented because it excludes restaurant pre-opening costs, other (income) expense, net, and the impact of general and administrative expenses such as salaries and expenses associated with corporate and administrative functions that support the development and operations of our restaurants, legal, auditing and other professional fees. Although these costs are not directly related to restaurant-level operations, these expenses are necessary for the profitability of our restaurants. Management believes that Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Income (Loss), when viewed with the Company’s results of operations in accordance with U.S. GAAP and the accompanying reconciliations in the table above, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company’s core business without regard to potential distortions. Additionally, management believes that Adjusted EBITDA and Adjusted Restaurant-Level EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced.
However, EBITDA, Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Income (Loss) are not measures of financial performance or liquidity under U.S. GAAP and, accordingly, should not be considered as alternatives to net income (loss) from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables above provide reconciliations between net income (loss) and EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) and between income (loss) from operations and Adjusted Restaurant-Level EBITDA.
(c)Pre-opening costs for the three and six months ended July 2, 2023 and July 3, 2022 include training, labor and occupancy costs incurred during the construction of new restaurants.
(d)Executive transition, litigation and other professional expenses for the three and six months ended July 2, 2023 include executive recruiting and transition costs and other non-recurring professional expenses. Executive transition, litigation and other professional expenses for the three and six months ended July 3, 2022 include executive recruiting and severance costs, costs pertaining to an ongoing lawsuit with one of the Company’s former vendors and other non-recurring professional expenses.
(e)The three months ended July 2, 2023 included other income, net, of $1.3 million, which was comprised of net gains from insurance recoveries of $0.9 million, a gain of $0.4 million from a sale leaseback transaction, a gain from condemnation of a property of $0.3 million and a loss on disposal of assets of $0.3 million. The six months ended July 2, 2023 included other income, net, of $2.8 million, which was comprised of net gains from insurance recoveries of $1.8 million, a gain of $0.8 million from the derecognition of a lease financing obligation associated with a prior sale leaseback transaction, a gain of $0.4 million from a sale leaseback transaction, a gain from condemnation of a property of $0.3 million and a loss on disposal of assets of $0.5 million.
(f)The three and six months ended July 3, 2022 included other expense, net, of $0.4 million and $0.6 million, respectively, which was comprised of a loss on disposal of assets of $0.5 million and $0.8 million, respectively.
(g)The income tax effect related to the adjustments to Adjusted Net Income (Loss) was calculated using an incremental income tax rate of 25% for the three and six months ended July 2, 2023 and July 3, 2022.
(h)Reflects the change in the valuation allowance on all our net deferred taxes for the three and six months ended July 2, 2023 and July 3, 2022.
(i)Adjusted diluted net income (loss) per share is calculated based on Adjusted Net Income (Loss) and the dilutive weighted average common shares outstanding for the respective periods, where applicable.

Carrols Restaurant Group, Inc.
Reconciliation of Non-GAAP Measures
(In thousands)

	(unaudited)
	Three Months Ended (a)		Six Months Ended (a)
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Reconciliation of Free Cash Flow: (b)
Net cash provided by (used for) operating activities	$44,504	$3,536	$52,497	$(23,033)
Net cash used for investing activities	(6,624)	(9,283)	(13,487)	(21,837)
Total Free Cash Flow	$37,880	$(5,747)	$39,010	$(44,870)

	At 7/2/2023	At 1/1/2023	At 7/3/2022
Long-term debt and finance lease liabilities (c)	$476,824	$492,951	$510,608
Cash and cash equivalents	40,932	18,364	8,068
Net Debt (d)	435,892	474,587	502,540
Senior Secured Net Debt (e)	135,892	174,587	202,540
Total Net Debt Leverage Ratio (f)	3.61x	7.14x	8.71x
Senior Secured Net Debt Leverage Ratio (g)	1.13x	2.63x	3.51x

(a)The Company uses a 52 or 53 week fiscal year that ends the Sunday closest to December 31. The three and six months ended July 2, 2023 and July 3, 2022 each included thirteen and twenty-six weeks, respectively.
(b)Free Cash Flow is a non-GAAP financial measure and may not necessarily be comparable to other similarly titled captions of other companies due to differences in methods of calculation. Free Cash Flow is defined as cash provided by operating activities less cash used for investing activities. Management believes that Free Cash Flow, when viewed with the Company’s results of operations in accordance with U.S. GAAP and the accompanying reconciliations in the table above, provides useful information about the Company’s cash flow for liquidity purposes and to service the Company’s debt. However, Free Cash Flow is not a measure of liquidity under U.S GAAP, and, accordingly should not be considered as an alternative to the Company’s consolidated statements of cash flows and net cash provided by operating activities, net cash used for investing activities and net cash provided by financing activities as indicators of liquidity or cash flow. Free Cash Flow for the three months ended July 2, 2023 and July 3, 2022 is derived from the Company’s consolidated statements of cash flows for the respective six month periods to be presented in the Company’s Interim Condensed Consolidated Financial Statements in its Form 10-Q for the period ended July 2, 2023 and the Company’s consolidated statements of cash flows for the previously reported three month periods ended April 2, 2023 and April 3, 2022 contained in the Company’s Form 10-Q for the period ended April 2, 2023.
(c)Long-term debt and finance lease liabilities for the periods presented includes current portion and excludes deferred financing costs and original issue discount. At July 2, 2023, long-term debt and finance liabilities included $165,500 of outstanding Term B loans, $300,000 of 5.875% Senior Notes due 2029, $11,324 of finance lease liabilities and no outstanding revolver borrowings under the Company’s senior credit facilities. Long-term debt and finance lease liabilities at January 1, 2023 included $167,625 of outstanding Term B loans and $12,500 outstanding revolving borrowings under the Company’s senior credit facilities, $300,000 of 5.875% Senior Notes due 2029 and $12,826 of finance lease liabilities. Long-term debt and finance lease liabilities at July 3, 2022 included $169,750 of Term B loans and $27,000 of outstanding revolving borrowings under the Company’s senior credit facilities, $300,000 of 5.875% Senior Notes due 2029 and $13,858 of finance lease liabilities.
(d)Net Debt represents total long-term debt and finance lease liabilities less cash and cash equivalents.
(e)Senior Secured Net Debt represents total Net Debt less $300 million of unsecured 5.875% Senior Notes, due 2029.
(f)Total Net Debt Leverage Ratio represents the Company’s Total Net Debt Leverage Ratio as calculated on in accordance with its senior credit facilities at each date presented.
(g)Senior Secured Net Debt Leverage Ratio represents the Company’s Net Debt Leverage Ratio as calculated in accordance with its senior credit facilities at each date presented.